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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ______________________________


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ______________________________


       Date of report (Date of earliest event reported): January 21, 2003



                               AF FINANCIAL GROUP
                         (FORMERLY AF BANKSHARES, INC.)
             (Exact name of registrant as specified in its charter)



      FEDERALLY CHARTERED            000-24479                 56-2098545
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File  Number)            Identification No.)


21 EAST ASHE STREET
WEST JEFFERSON, NORTH CAROLINA                                    28694
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (336) 246-4344


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEMS 1 THROUGH 4. Not Applicable.

ITEM 5.

NAME CHANGE.

     The Office of Thrift Supervision has approved the amendment to the Federal Stock Charter of AF Bankshares, Inc. (the "Registrant") to change the name of the Registrant from "AF Bankshares, Inc." to "AF Financial Group" The change in the Registrant's corporate title was approved by the shareholders of the Registrant at the Annual Meeting of Shareholders held on November 4, 2002.

APPOINTMENT OF NEW DIRECTOR.

     The Board of Directors amended Section 2.F of the Bylaws of the Company to expand the number of directors of the Company from nine to ten and appointed Claudia Kelley, Ph.D. as a director of the Registration for a term to expire at the 2003 Annual Meeting of Shareholders. Dr. Kelley is a CPA and an Associate Professor of Accounting at Appalachian State University. She has a number of years experience in tax, audit, and industry. Dr. Kelley received the Bachelor of Science in accounting from Waynesburg College, the Masters of Accountancy from the University of Illinois, and the Ph.D. and Masters of Taxation from the University of Alabama. The Registrant believes that Dr. Kelley qualifies as an "Audit Committee Financial Expert" as that term is defined by new SEC regulations.

ITEM 6.  Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (b)    Exhibits

                The following Exhibits are filed as part of this report:

                EXHIBIT NO.:

                (3.1) Amended Federal Stock Charter of the Company. (3.2) Amended Bylaws of the Company.
                (4.1)  Form of Stock Certificate of AF Financial Group

ITEMS 8 THROUGH 9.     Not Applicable.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             AF FINANCIAL GROUP


                                             By:   /s/ James A. Todd
                                                  ------------------------------
                                                  James A. Todd
                                                  President and Chief Executive
                                                  Officer




Date: January 22, 2003


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                                  EXHIBIT INDEX



       EXHIBIT                    DESCRIPTION
       -------                    -----------
         3.1      Amended Federal Stock Charter of the Company
         3.2      Amended Bylaws of the Company
         4.1      Form of Stock Certificate of AF Financial Group